Exhibit 3.1

AMENDED AND RESTATED BYLAWS

OF

ADOLOR CORPORATION

(fka Opian Pharmaceutical, Inc.)

ARTICLE I

STOCKHOLDERS

1.1           Meetings.

1.1.1       Place.  Meetings of the stockholders of Adolor Corporation (the “Company”) shall be held at such place, either within or without the State of Delaware, as may be designated by the board of directors.

1.1.2       Annual Meeting.  An annual meeting of the stockholders for the election of directors and for other business shall be held on such date and at such time as may be fixed by the board of directors.

1.1.3       Special Meetings.  Special meetings of the stockholders may be called at any time by the president of the Company or pursuant to a resolution approved by a majority of the members of the board of directors or by the holders of a majority of the outstanding shares of Common Stock of the Company entitled to vote at the meeting. Only business within the purpose or purposes described in the notice or waiver thereof required by these Bylaws may be conducted at a special meeting of the stockholders.

1.1.4       Notice of Meetings; Waiver.  Written or printed notice of the place, date and hour of the meeting of the stockholders, and, in the case of a special meeting, the purpose or purposes for which such meeting is called, shall be delivered not less than ten nor more than sixty days prior to the meeting, by or at the direction of the board of directors or person calling the meeting. No notice of any meeting of stockholders need be given to any stockholder who submits a signed waiver of notice, whether before or after the meeting.  The attendance of any stockholder at a meeting of the stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting is not lawfully called or convened.

1.1.5       Quorum and Required Vote.  A majority of the shares entitled to vote, present in person or represented by proxy, shall constitute a quorum at a meeting of stockholders. Except as otherwise required by law or by the certificate of incorporation or by these Bylaws, the vote of a majority of the shares represented in person or by proxy at the meeting at which a quorum is present shall be sufficient for the transaction of any business at such meeting.

1.1.6       Voting Rights.  Except as otherwise provided herein, in the certificate of incorporation or by law, every stockholder shall have the right at every meeting of stockholders to one vote for every share standing in the name of such stockholder on the books of the Company which is entitled to vote at such meeting. Every stockholder may vote either in person or by proxy.

1.1.7       Adjourned Meetings.  Any annual or special meeting of the stockholders may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken.  At the adjourned meeting the Company may transact any business which might have been transacted at the original meeting.  If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

1.1.8       Proxies.  Each stockholder of record entitled to vote at a meeting of the stockholders may authorize another person or persons to act for him, her or it by proxy.  A proxy must be executed by the stockholder granting the proxy or by his, her or its attorney-in-fact.  No proxy shall be voted or acted upon after the expiration of three years from its date, unless such proxy provides for a longer period.  A stockholder may also authorize another person or persons to act for him, her or it as proxy in the manner(s) provided under Section 212(c) of the Delaware General Corporation Law (the “DGCL”) or as otherwise provided under Delaware law.  A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power.  A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Company generally.  A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or by filing another duly executed proxy bearing a later date with the secretary of the Company.

1.1.9       Organization; Procedure.  At every meeting of stockholders the presiding officer shall be the chairman of the board of directors or, in the event of his or her absence or disability, a presiding officer chosen by the board of directors.  The secretary of the Company, or in the event of his or her absence or disability, an appointee of the presiding officer, shall act as secretary of the meeting.  The order of business and all other matters of procedure at every meeting of the stockholders may be determined by the presiding officer.  The board of directors shall, in advance of any meeting of the stockholders, appoint one or more inspectors, who may include individual(s) who serve the Company in other capacities, including without limitation as officers, employees or agents, to act at the meeting of the stockholders and make a written report thereof.  The board of directors may designate one or more persons as alternate inspectors to replace any inspector who fails to act.  If no inspector or alternate inspector has been appointed or is able to act at a meeting of the stockholders, the presiding officer of the meeting shall appoint one or more inspectors to act at the meeting.  Each inspector, before discharging his or her duties, shall take and sign an oath to faithfully execute the duties of inspector with strict impartiality and according to the best of his or her ability.  The inspector(s) or alternate inspector(s) shall have the duties prescribed pursuant to Section 231 of the DGCL or other applicable law.

1.1.10     Nominations.  (a)  Only persons who are nominated in accordance with the procedures set forth in these Bylaws shall be eligible to serve as directors of the Company.  Nominations of persons for election to the board of directors of the Company may be made at a meeting of stockholders (i) by or at the direction of the board of directors or (ii) by any stockholder of the Company who is a stockholder of record at the time of giving of notice provided for in this Bylaw, who shall be entitled to vote for the election of directors at the meeting and who complies with the notice procedures set forth in this Bylaw; clause (ii) shall be the exclusive means for a stockholder to make director nominations.

(b)  Nominations by stockholders shall be made pursuant to timely notice in writing to the secretary of the Company.  To be timely, a stockholder’s notice shall be delivered to or mailed and received at the principal executive offices of the Company (i) in the case of an annual meeting, not less than ninety (90) days nor more than one-hundred twenty (120) days prior to the first anniversary of the date of the preceding year’s annual meeting of the stockholders; provided, however, that in the event that the date of the annual meeting is advanced more than thirty (30) days prior to such anniversary date or delayed more than sixty (60) days after such anniversary date then to be timely such notice must be received no later than the later of ninety (90) days prior to the date of the meeting or the tenth (10th) day following the day on which public announcement of the date of the meeting was made and (ii) in the case of a special meeting at which directors are to be elected, not later than the close of business on the tenth (10th) day following the day on which public announcement of the date of the meeting was made.  Such stockholder’s notice shall set forth (i) (A) the name, age, business address and residence address of each proposed nominee, (B) the principal occupation of each proposed nominee, (C) a representation that the notifying stockholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, (C) if known, the class and total number of shares of the Company that are beneficially owned by the proposed nominee, (E) the total number of shares of the Company that will be voted by the notifying stockholder for each proposed nominee, (F) a description of all arrangements or understandings between the notifying stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the notifying stockholder, and (G) as to each proposed nominee all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, applicable listing standards and other applicable law (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected and including information as to the purpose of such nomination); and (ii) as to the stockholder giving the notice and any Stockholder Associated Person (as defined below) on whose behalf the nomination is made (A) the name and address of such stockholder, as they appear on the Company’s books, and of such Stockholder Associated Person, (B) the class and number of shares of the Company which are owned beneficially and of record by such stockholder and such Stockholder Associated Person, (C) a representation whether the stockholder or Stockholder Associated Person, if any, intends or is part of a group which intends (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding capital stock required to elect the nominee and/or (y) otherwise to solicit proxies from stockholders in support of such nomination, and (D) whether and the extent to which any derivative, hedging or other transaction, series of transactions or positions has been established or entered into by or on behalf of, or any other agreement, arrangement or understanding (including any call-equivalent position, any short-equivalent position or any borrowing or lending of shares) has been made, the effect or intent of which is to mitigate loss, manage risk or receive benefit related to share price changes for, or to increase or decrease the voting power of, such stockholder or any such Stockholder Associated Person with respect to stock of the Company.  A Stockholder Associated Person of any stockholder includes (i) any person controlling, directly or indirectly, or acting in concert with, such stockholder, (ii) any beneficial owner of shares of stock of the Company owned of record or beneficially by such stockholder and (iii) any person controlling, controlled by or under common control with such Stockholder Associated Person.  At the request of the board of directors, any person nominated by the board of directors for election as a director shall furnish to the secretary of the Company that information required to be set forth in a stockholder’s notice of nomination which pertains to the nominee.  The Company may request any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the qualifications of the proposed nominee to serve as a director of the Company.

(c)  No person shall be eligible to serve as a director of the Company unless nominated in accordance with the procedures set forth in this Bylaw.  The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the Bylaw, and if he or she should so determine, he or she shall so declare to the meeting and the defective nomination shall be disregarded.  Any such decision by the chairman shall be final, binding and conclusive upon all parties in interest.  Notwithstanding the foregoing provisions of this Bylaw, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, applicable listing standards and other applicable law, with respect to the matters set forth in this Bylaw.  References in these Bylaws to the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder are not intended to and shall not limit the requirements applicable to nominations by a stockholder pursuant to Section 1.1.10(b) of this Bylaw.  Nothing in this Bylaw shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Company’s proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934.

1.1.11     Notice of Stockholder Business.  (a) At an annual or special meeting of the stockholders, only such business other than nominations (which nominations are separately governed by Section 1.1.10 of this Article I) shall be conducted as shall have been brought before the meeting (i) pursuant to the Company’s notice of meeting, (ii) by or at the direction of the board of directors or (iii) as to an annual meeting, by any stockholder of the Company who is a stockholder of record at the time of giving of the notice provided for in this Bylaw, who shall be entitled to vote at such meeting and who complies with the notice procedures set forth in this Bylaw; clause (iii) shall be the exclusive means for a stockholder to submit other business (other than matters properly brought under Rule 14a-8 under the Securities Exchange Act of 1934, as amended and included in the Company’s notice of meeting) before an annual meeting of stockholders.

(b)  For business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of paragraph (a) of this Bylaw, the stockholder must have given timely notice thereof in writing to the secretary of the Company, and any such proposed business must constitute a proper matter for stockholder action.  To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Company not less than ninety (90) days nor more than one-hundred twenty (120) days prior to the first anniversary of the date of the preceding year’s annual meeting of the stockholders; provided, however, that in the event that the date of the annual meeting is advanced more than thirty (30) days prior to such anniversary date or delayed more than sixty (60) days after such anniversary date then to be timely such notice must be received no later than the later of ninety (90) days prior to the date of the meeting or the tenth (10th) day following the day on which public announcement of the date of the meeting was made.  A stockholder’s notice to the secretary shall set forth as to each matter the stockholder proposes to bring before the meeting (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, and if a specific action is to be proposed, the text of the resolution or resolutions which the stockholder proposes that the Company adopt, (ii) the name and address, as they appear on the Company’s books, of the stockholder proposing such business, and the name and address of a Stockholder Associated Person, if any, on whose behalf the proposal is made, (iii) the class and number of shares of the Company which are owned beneficially and of record by such stockholder of record and by the Stockholder Associated Person, if any, on whose behalf the proposal is made, (iv) any material interest of such stockholder of record and the Stockholder Associated Person, if any, on whose behalf the proposal is made in such business, (v) a representation that the stockholder intends to appear in person or by proxy at the meeting to bring before the meeting the business specified in the notice, (vi) the total number of shares of the Company that will be voted by the notifying stockholder for such proposal, (vii) a representation whether the stockholder or the Stockholder Associated Person, if any, intends or is part of a group which intends (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding capital stock required to approve or adopt the proposal and/or (y) otherwise to solicit proxies from stockholders in support of such proposal, and (ix) whether and the extent to which any derivative, hedging or other transaction, series of transactions or positions has been established or entered into by or on behalf of, or any other agreement, arrangement or understanding (including any call-equivalent position, any short-equivalent position or any borrowing or lending of shares) has been made, the effect or intent of which is to mitigate loss, manage risk or receive benefit related to share price changes for, or to increase or decrease the voting power of, such stockholder or any such Stockholder Associated Person with respect to stock of the Company.

(c)  Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at an annual or special meeting except in accordance with the procedures set forth in this Bylaw.  The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the procedures prescribed by this Bylaw, and if he or she should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.  Any such decision by the chairman shall be final, binding and conclusive upon all parties in interest.  Notwithstanding the foregoing provisions of this Bylaw, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, applicable listing standards and other applicable law, with respect to the matters set forth in this Bylaw.  References in these Bylaws to the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder are not intended to and shall not limit the requirements applicable to proposals as to any business to be considered pursuant to Section 1.1.11(b) of this Bylaw.  Nothing in this Bylaw shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Company’s proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934.

1.2          List of Stockholders.  The secretary of the Company or such other officer of the Company who shall have charge of its stock ledger shall prepare and make available, at least ten days before every meeting of the stockholders, a complete list of the stockholders entitled to vote at such meeting arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder.  Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during normal business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting or, if not so specified, at the place where the meeting is to be held.  The list shall also be produced and kept at the place of the meeting for the duration of the meeting, and may be inspected by any stockholder who is present.  The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list of stockholders or the books of the Company, or to vote in person or by proxy at any meeting of the stockholders.

1.3          No Stockholder Action by Written Consent.  Any action required or permitted to be taken by the stockholders of the Company (if the Company has more than one stockholder at such time) must be effected at a duly called annual or special meeting of the stockholders of the Company and may not be effected by any consent in writing by such stockholders.

ARTICLE II

DIRECTORS

2.1          General Powers.  Subject to the provisions of the DGCL and any limitations set forth in the certificate of incorporation, the business and affairs of the Company shall be managed and all corporate powers shall be exercised by or under the direction of the board of directors.

2.2          Number and Term. The number of directors shall be fixed from time to time exclusively pursuant to a resolution adopted by a majority of the entire board of directors, but shall consist of not less than five (5) directors nor more than nine (9) directors. The directors, other than those who may be elected by the holders of any series of Preferred Stock, if any, shall be divided into three classes, designated Classes I, II and III, which shall be as nearly equal in number as possible. Directors of Class I shall be elected to hold office for an initial term expiring at the annual meeting of stockholders to be held in 2002, directors of Class II shall be elected to hold office for an initial term expiring at the annual meeting of stockholders to be held in 2003, and directors of Class III shall be elected to hold office for an initial term expiring at the annual meeting of stockholders to be held in 2004. At each succeeding annual meeting of stockholders following such initial classification and election, the respective successors of each class shall be elected for three year terms. Each director (whenever elected) shall hold office until his or her successor has been duly elected and qualified, or until his or her earlier death, insanity, retirement, resignation or removal. Directors need not be residents of the State of Delaware.

2.3           Election; Resignations; Removal; Vacancies.

2.3.1       Election. Except as otherwise provided in Sections 2.2 and 2.3.3 of these Bylaws, the directors shall be elected at each annual meeting of the stockholders. If the annual meeting for the election of directors is not held on the date designated therefor, the directors shall cause the meeting to be held as soon thereafter as convenient. At each meeting of the stockholders for the election of directors, provided a quorum is present, the directors shall be elected by a plurality of the votes validly cast in such election.

2.3.2       Resignations. Any director may resign at any time. Such resignation shall be made in writing, signed by such director, to the Company and shall take effect at the time specified therein, or if no time be specified, at the time of its receipt by the chairman of the board of directors or the secretary of the Company.

2.3.3       Removal of Directors. Any director may be removed at any time, but only for cause upon the affirmative vote of the holders of a majority of the combined voting power of the then outstanding stock of the Company entitled to vote generally in the election of directors at any meeting of such stockholders, including meetings called expressly for that purpose, and at which a quorum of stockholders is present.  Any vacancy in the board of directors caused by any such removal shall be filled at such meeting by the stockholders entitled to vote for the election of the director so removed.

2.3.4       Vacancies.  Except as otherwise provided by the certificate of incorporation, newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director.  Each director so chosen shall hold office until a successor is duly elected and qualified or until his or her earlier death, insanity, retirement, resignation or removal as herein provided.

2.4           Meetings.

2.4.1            Place.  Meetings of the board of directors shall be held at such place, either within or without the State of Delaware, as may be designated by the board or in the notice of the meeting.

2.4.2            Regular Meetings.  Regular meetings of the board of directors shall be held at such times as the board may designate. Notice of regular meetings need not be given.

2.4.3            Special Meetings.  Special meetings of the board of directors may be called by direction of the president of the Company or by any two members of the board of directors, in either case on one day’s notice to each director, either personally or by mail, telegram or facsimile transmission.

2.4.4       Quorum.  A majority of all the directors then in office shall constitute a quorum for the transaction of business at any meeting.

2.4.5       Voting.  Except as otherwise provided herein, in the certificate of incorporation or by law, the vote of a majority of the directors present at any meeting at which a quorum is present shall constitute the act of the board of directors.

2.4.6        Telephonic Meetings.  Unless otherwise restricted by the certificate of incorporation or these Bylaws, members of the board of directors, or any committee designated by the board, may participate in a meeting of the board, or any committee, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

2.5          Committees.   The board of directors may, by resolution adopted by a majority of the whole board, designate one or more committees, each committee to consist of one or more directors and such alternate members (also directors) as may be designated by the board. Unless otherwise provided herein or unless inconsistent with the provisions of the applicable committee charter, in the absence or disqualification of any member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another director to act at the meeting in the place of any such absent or disqualified member. Except as otherwise provided herein, in the certificate of incorporation or by law, any such committee shall have and may exercise the powers of the full board of directors to the extent provided in the resolution of the board designating such committee.  Each committee may fix its own rules of procedure and shall hold its meetings as provided by such rules, except as may otherwise be provided by the resolution of the board of directors designating such committee or the committee charter adopted by the board for such committee. In the absence of such rules, each committee shall conduct its business in the same manner as the board of directors conducts its business pursuant to Article II of these Bylaws.

2.6          Action by Written Consent.  Unless otherwise restricted by the certificate of incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the board of directors, or of any committee thereof, may be taken without a meeting if all members of the board or committee, as the case may be, consent thereto in writing or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

2.7          Reliance on Accounts and Reports, etc.  A director shall, in the performance of his or her duties, be fully protected in relying in good faith upon the records of the Company and upon information, opinions, reports or statements presented to the Company by any of the Company’s officers or employees, or committees designated by the board of directors, or by any other person as to the matters the director reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Company.

ARTICLE III

OFFICERS

3.1          Election.   At its first meeting after each annual meeting of the stockholders, the board of directors shall annually elect a president, treasurer, secretary and such other officers as it deems advisable.  Vacancies may be filled or new offices created and filled at any meeting of the board of directors.  Each officer shall hold office until a successor is duly elected and qualified or until his or her earlier death, insanity, retirement, resignation or removal as herein provided.

3.2          Authority, Duties and Compensation.  The officers shall have such authority, perform such duties and serve for such compensation as may be determined by resolution of the board of directors. Except as otherwise provided by board resolution, (i) the president shall be the chief executive officer of the Company, shall have general supervision over the business and operations of the Company, may perform any act and execute any instrument for the conduct of such business and operations and shall preside at all meetings of the board and stockholders, (ii) the other officers shall have the duties customarily related to their respective offices, and (iii) any vice president, or vice presidents in the order determined by the board, shall in the absence of the president have the authority and perform the duties of the president.

3.3          Removal and Resignation.  Any officer may be removed by the board of directors whenever in its judgment the best interests of the Company would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.  Designation of an officer shall not itself create contract rights.  Any officer may resign at any time upon delivery of written notice of such resignation, signed by such officer, to the board of directors or the president of the Company.  Unless otherwise specified therein, such resignation shall take effect upon delivery.

ARTICLE IV

INDEMNIFICATION

4.1          Right to Indemnification.  The Company shall indemnify any person who was or is party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), by reason of the fact that such person is or was a director or officer of the Company or a constituent corporation absorbed in a consolidation or merger, or is or was serving at the request of the Company or a constituent corporation absorbed in a consolidation or merger, as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or is or was a director or officer of the Company serving at its request as an administrator, trustee or other fiduciary of one or more of the employee benefit plans of the Company or other enterprise, against expenses (including attorneys’ fees), liability and loss actually and reasonably incurred or suffered by such person in connection with such proceeding, whether or not the indemnified liability arises or arose from any threatened, pending or completed proceeding by or in the right of the Company, except to the extent that such indemnification is prohibited by applicable law.

4.2          Advance of Expenses.   Expenses incurred by any person who is or was director or officer of the Company in defending a proceeding shall be paid by the Company in advance of the final disposition of such proceeding subject to the provisions of any applicable statute.

4.3          Procedure for Determining Permissibility.  To determine whether any indemnification or advance of expenses under this Article IV is permissible, the board of directors by a majority vote of a quorum consisting of directors not parties to such proceeding may, and on request of any person seeking indemnification or advance of expenses shall be required to, determine in each case whether the applicable standards in any applicable statute have been met, or such determination shall be made by independent legal counsel if such quorum is not obtainable, or, even if obtainable, a majority vote of a quorum of disinterested directors so directs, provided that, if there has been a change in control of the Company between the time of the action or failure to act giving rise to the claim for indemnification or advance of expenses and the time such claim is made, at the option of the person seeking indemnification or advance of expenses, the permissibility of indemnification or advance of expenses shall be determined by independent legal counsel. The reasonable expenses of any person who is or was a director or officer in prosecuting a successful claim for indemnification, and the fees and expenses of any special legal counsel engaged to determine permissibility of indemnification or advance of expenses, shall be borne by the Company.   As used herein, a “change of control” of the Company means (a) the acquisition by any person or entity, or two or more such persons or entities acting in concert, of beneficial ownership (within the meaning of Rule 13d-3, or any successor rule, of the Securities Exchange Act of 1934, as amended) of more than fifty percent (50%) of the outstanding voting shares of the Company or (b) any change in one-third (1/3) or more of the members of the Board of Directors unless such change was approved by a majority of directors then in office.

4.4          Contractual Obligation.  The obligations of the Company to indemnify any person who is or was a director or officer under this Article IV, including the duty to advance expenses, shall be considered a contract between the Company and such person who is or was a director or officer, and no modification or repeal of any provision of this Article IV shall affect, to the detriment of the person who is or was a director or officer, such obligations of the Company in connection with a claim based on any act or failure to act occurring before such modification or repeal.

4.5          Indemnification Not Exclusive; Inuring of Benefit.  The indemnification and advance of expenses provided by this Article IV shall not be deemed exclusive of any other right to which one indemnified may be entitled under any statute, provision of the certificate of incorporation, these Bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, and shall inure to the benefit of the heirs, executors and administrators of any such person.

4.6          Insurance and Other Indemnification.  The board of directors shall have the power to (i) authorize the Company to purchase and maintain, at the Company’s expense, insurance on behalf of the Company and on behalf of others to the extent that power to do so has not been prohibited by statute, (ii) create any fund of any nature, whether or not under the control of a trustee, or otherwise secure any of its indemnification obligations, and (iii) give other indemnification to the extent permitted by statute.   The Company may enter into agreements with any director, officer, or employee of the Company, which agreements may grant rights to any person eligible to be indemnified hereunder or create obligations of the Company in furtherance of, different from, or in addition to, but not in limitation of, those provided in this Article.

ARTICLE V

CAPITAL STOCK

5.1.         Share Certificates.  Shares of the capital stock of the Company may be certificated or uncertificated, as provided under the DGCL.  Each stockholder, upon written request to the transfer agent or registrar of the Company, shall be entitled to a share certificate in such form as may from time to time be prescribed by the board of directors.  Every certificate for shares of stock which are subject to any restriction on transfer and every certificate issued when the Company is authorized to issue more than one class or series of stock shall contain such legend with respect thereto as is required by law.

5.2.         Transfers.  Subject to any restrictions on transfer and unless otherwise provided by the board of directors, shares of stock may be transferred only on the books of the Company, if such shares are certificated, by the surrender to the Company or its transfer agent of the share certificate therefore properly endorsed or accompanied by a written assignment or power of attorney properly executed, with transfer stamps (if necessary) affixed, or upon proper instructions from the holder of uncertificated shares, in each case with such proof of the authenticity of signature as the Company or its transfer agent may reasonably require.

5.3.         Record Holders.  Except as may otherwise be required by law, by the certificate of incorporation or by these Bylaws, the Company shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect thereto, regardless of any transfer, pledge or other disposition of such stock, until the shares have been transferred on the books of the Company in accordance with the requirements of these Bylaws.  It shall be the duty of each stockholder to notify the Company of his, her or its address and any changes thereto.

5.4.         Record Date.  In order that the Company may determine the stockholders entitled to receive notice of or to vote at any meeting of stockholders or any adjournments thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which, (i) with respect to any meeting of stockholders, shall be not more than sixty nor less than ten days (except as otherwise required by law) before the date of such meeting and (ii) with respect to any other lawful action, shall be not more than sixty days prior to such action.  In such case, only stockholders of record on such record date shall be so entitled, notwithstanding any transfer of stock on the books of the Company after the record date.

If no record date is fixed: (i) the record date for determining stockholders entitled to receive notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and (ii) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

5.5.         Replacement of Certificates.  In case of the alleged loss, destruction or mutilation of a share certificate, a duplicate certificate may be issued in place thereof, upon such terms as the board of directors may prescribe; provided, however, that if such shares have ceased to be certificated, a new certificate shall be issued only upon written request to the transfer agent or registrar of the Company.

ARTICLE VI

GENERAL PROVISIONS

6.1          Checks, Drafts or Orders.   All checks, drafts or other orders for the payment of money by the Company and all notes and other evidences of indebtedness issued in the name of the Company shall be signed by such officer(s) or agent(s) of the Company, and in such manner, as shall be determined by resolution of the board of directors or a duly authorized committee thereof.

6.2          Contracts.   The board of directors may authorize any officer(s) or any agent(s) of the Company to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Company, and such authority may be general or confined to specific instances.

6.3          Fiscal Year.   The fiscal year of the Company shall be fixed by resolution of the board of directors.

6.4          Voting Securities Owned by the Company.  Voting securities in any other corporation held by the Company shall be voted by the president of the Company, unless the board of directors specifically confers authority to vote with respect thereto, which authority may be general or confined to specific instances, upon some other person or officer.  Any person authorized to vote securities shall have the power to appoint proxies with general power of substitution.

6.5          Books and Records; Inspection.  The books and records of the Company shall be kept either at the Company’s principal executive office or at such other place or places as designated from time to time by the board of directors.  Any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during normal business hours to inspect for any proper purpose the Company’s books and records and to make copies or extracts therefrom.  A proper purpose shall mean a purpose reasonably related to such person’s interest as a stockholder.  In every instance where an attorney or other agent is the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing that authorizes the attorney or other agent to so act on behalf of the stockholder.  The demand under oath shall be directed to the Company at its principal executive office.  Any director shall have the right to examine the Company’s books and records for a purpose reasonably related to his or her position as a director.

ARTICLE VII

AMENDMENTS

These Bylaws may be made, amended, altered, changed, added to or repealed at any regular or special meeting of the board of directors by vote of a majority of all directors then in office or at any annual or special meeting of stockholders by vote of holders of a majority of the outstanding stock entitled to vote.  Notice of any such annual or special meeting of stockholders shall set forth the proposed change or a summary thereof.